Exhibit 5.1

October 29, 2025

ENDRA Life Sciences Inc.

3600 Green Court, Suite 350

Ann Arbor, MI 48105

Ladies and Gentlemen:

We have acted as counsel to ENDRA Life Sciences Inc., a Delaware corporation (the “Corporation”), in connection with the issuance and sale by the Corporation through the Sales Agent (as defined below) from time to time of an aggregate of up to $1,750,000 of shares (the “Securities”) of the Corporation’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to that certain At-The–Market Issuance Sales Agreement, dated October 29, 2025 (the “Sales Agreement”), by and between the Corporation and Lucid Capital Markets LLC, as the Agent (as defined therein) (the “Sales Agent”).

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined: (i) the Registration Statement on Form S-3 (File No. 333-277058) (the “Registration Statement”), including the exhibits filed therewith; (ii) the base prospectus included in the Registration Statement relating to the Securities (the “Base Prospectus”); (iii) the prospectus supplement relating to the offering of the Securities (the “Prospectus Supplement”); (iv) the Fourth Amended and Restated Certificate of Incorporation of the Corporation as filed with the Secretary of State of the State of Delaware (the “Secretary of State”) on May 9, 2017, as amended by the Certificate of Designations of Series A Convertible Preferred Stock of the Corporation as filed with the Secretary of State on December 12, 2019, the Certificate of Designations of Series B Convertible Preferred Stock of the Corporation as filed with the Secretary of State on December 23, 2019, the Certificate of Amendment of Certificate of Incorporation of the Corporation as filed with the Secretary of State on June 17, 2020, the Certificate of Designations of Series C Preferred Stock of the Corporation as filed with the Secretary of State on September 27, 2022, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on December 8, 2022, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on August 8, 2024, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on August 16, 2024, the Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State on November 4, 2024, and the Certificate of Correction of Certificate of Amendment as filed with the Secretary of State on August 14, 2025 (the “Certificate of Incorporation”); (v) the Amended and Restated Bylaws of the Corporation adopted on December 19, 2016 (the Bylaws” and, together with the Certificate of Incorporation, the “Organizational Documents”); (vi) the resolutions duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) on October 29, 2025 relating to the Sales Agreement and the delegation of certain power and authority of the Board of Directors to the Sales Agent and to certain officers of the Corporation (such resolutions, the “Board Resolutions” and such officers of the Corporation, collectively, the “Authorized Officers” and each, an “Authorized Officer”); and (vii) the Sales Agreement.

ENDRA Life Sciences Inc.
October 29, 2025

For purposes of rendering our opinions below, we have not examined any document other than the documents listed above and assume that there exists no provision in any document relating to the matters covered by our opinions below that we have not examined that is inconsistent with the documents listed above or our opinions below. We have conducted no independent factual investigation of our own but rather have relied on the documents listed above, the statements and information set forth therein, and the additional matters recited or assumed herein, all of which we assume to be true, complete, and accurate in all respects.

For purposes of this opinion letter, we have made assumptions that are customary in opinion letters of this kind, including without limitation: (i) that each document examined by us is accurate and complete; (ii) that each such document that is an original is authentic and that each such document that is a copy conforms to an authentic original; (iii) that all signatures on each such document are genuine; and (iv) that there are no documents or agreements by or among any of the parties to the Sales Agreement, other than those referenced in this opinion letter, that could affect any of the opinions expressed herein and no undisclosed modifications, waivers, or amendments (whether written or oral) to any of the documents examined by us in connection with this opinion letter. We have further assumed the legal capacity of all natural persons and we have assumed that: (i) each party to the documents we have examined (the “Reviewed Documents”) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; (ii) each party to the Reviewed Documents (A) has the legal capacity, power, and authority to execute, deliver, and perform its obligations under the Reviewed Documents to which it is a party, (B) has taken all action necessary to duly authorize the execution and delivery of, and the performance of its obligations under, the Reviewed Documents, and (C) has duly executed and delivered the Reviewed Documents; and (iii) the Reviewed Documents constitute the legal, valid, and binding obligation of each party thereto, enforceable against each such party in accordance with its terms. In addition, we have assumed that (i) the Corporation will have sufficient authorized, unissued, and unreserved shares of Common Stock at the time of each issuance and sale of the Securities to provide for such issuance and sale, (ii) the issuance of the Securities will be duly recorded in the Corporation’s stock ledger upon issuance, (iii) the Sales Agreement constitutes the valid and binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, (iv) (A) each Authorized Officer will exercise the authority delegated to such Authorized Officer by the Board Resolutions wholly in accordance with the Board Resolutions and (B) the Sales Agent will exercise any authority delegated to the Sales Agent by the Board Resolutions wholly in accordance with the Board Resolutions and the relevant Placement Notice (as defined in the Sales Agreement and hereinafter, a “Placement Notice”) delivered by the Corporation under the Sales Agreement, (v) the number of shares of Common Stock issued and sold as the Securities will not exceed the maximum number of shares of Common Stock authorized to be issued by the Board Resolutions, determined by the relevant Authorized Officer, and set forth in the relevant Placement Notice, (vi) each Placement Notice delivered under the Sales Agreement will comply with the Board Resolutions, (vii) the Corporation (or the Sales Agent on behalf of the Corporation) will have received (A) the minimum consideration for each of the shares of Common Stock issued and sold as the Securities as has been fixed by the Board Resolutions, determined by the relevant Authorized Officer, and set forth in the relevant Placement Notice delivered pursuant to the Sales Agreement prior to such issuance and sale (the “Minimum Consideration”) and (B) the consideration for each such of Common Stock issued and sold as the Securities (not less than the Minimum Consideration) established by the Sales Agent in accordance with the Sales Agreement prior to such issuance and sale (the “Share Consideration”), (viii) either (A) upon the issuance of each such share of Common Stock issued and sold as the Securities, such share is evidenced by a certificate that has been duly executed and delivered or (B) the Board of Directors has adopted a resolution providing that all shares of Common Stock shall be uncertificated in accordance with Section 158 of the DGCL prior to the issuance of each such share and, within a reasonable time after the issuance of such uncertificated share, the registered owner thereof will be given notice in writing or by electronic transmission in compliance with Section 151(f) of the General Corporation Law of the State of Delaware (the “DGCL”), and (ix) the issuance of the Securities will not increase the proportionate share of Common stock held by any interested stockholder (with the meaning of Section 203(c) of the DGCL) of the Corporation. We have not verified any of the foregoing assumptions.

ENDRA Life Sciences Inc.
October 29, 2025

Our opinion set forth below is limited to the DGCL. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws, (ii) the laws of any other jurisdiction, including any foreign jurisdiction, or (iii) the law of any county, municipality, or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) the Securities will be issued and sold, as applicable, in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iii) the Board Resolutions will not have been rescinded, revoked, or otherwise modified prior to the delivery of any Placement Notice or any issuance and sale of the Securities; (iv) the Securities are issued and sold in accordance with the Placement Notice against payment of the Share Consideration; (v) the Corporation will remain at all times a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; and (vi) the additional qualifications and other matters set forth in this opinion letter, it is our opinion that the Securities issued and sold as provided in the Sales Agreement will be validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Corporation’s Current Report on Form 8-K filed on October 29, 2025, and to the incorporation by reference of this opinion in the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus Supplement forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Prospectus Supplement within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP